Exhibit 21.1

The following is a list of Subsidiaries of the Registrant:

Subsidiaries	Jurisdiction of Incorporation
Lazydays R.V. Center, Inc. (Lazydays RV)	Delaware
LDRV Holdings Corp. (Lazydays RV)	Delaware
LDL of Ft. Pierce, LLC	Delaware
Lazydays Land Holdings, LLC	Delaware
Lazydays RV America LLC (Lazydays RV)	Delaware
Lazydays Mile Hi RV, LLC (Lazydays RV)	Delaware
Lazydays RV Discount, LLC (Lazydays RV)	Delaware
Lazydays of Minneapolis LLC (Lazydays RV)	Delaware
Lazydays Land of Minneapolis, LLC	Delaware
LDRV of Tennessee LLC (Lazydays RV)	Delaware
Lone Star Acquisition LLC (Lazydays RV Service)	Delaware
Lone Star Diversified LLC (Lazydays RV Service)	Delaware
Lazydays of Central Florida, LLC	Delaware
Lazydays RV of Reno, LLC	Delaware
Lazydays RV of Ohio, LLC	Delaware
LDRV Acquisition Group of Nashville LLC (Lazydays RV)	Delaware
LDRV of Nashville LLC (Lazydays RV)	Delaware
Lazydays Land of Phoenix, LLC	Delaware
Lazydays RV of Phoenix, LLC	Delaware
Lazydays RV of Elkhart, LLC	Delaware
Lazydays Land of Elkhart, LLC	Delaware
Lazydays Service of Elkhart, LLC	Delaware
Lazydays RV of Chicagoland, LLC	Delaware
Lazydays Land of Chicagoland, LLC	Delaware
Lazydays RV of Oregon, LLC	Delaware
Lazydays RV of Wisconsin, LLC	Delaware
Airstream of Knoxville at Lazydays RV, LLC	Delaware
Lazydays RV of Maryville, LLC	Delaware
Lazydays RV of Iowa, LLC	Delaware